UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DAILY JOURNAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAILY JOURNAL CORPORATION

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on February 16, 2022

___________________

To the Shareholders of

DAILY JOURNAL CORPORATION

The Annual Meeting of Shareholders of Daily Journal Corporation (the “Company”) will be held virtually on February 16, 2022 at 10:00 a.m. Pacific Time. Due to the COVID-19 pandemic, we will not have an audience at the meeting. Instead, Yahoo will stream the event worldwide. You should visit their website at www.YahooFinance.com  on the day of the meeting. Our shareholders should send their questions to Becky Quick, a journalist at CNBC, who will then submit questions to the Board or Baker Tilly US, LLP, as appropriate. Please send questions by February 14, 2022 at 5:00 p.m. Pacific Time to the following email address: [DailyJournalQuestions@CNBC.com]. Given time constraints, we unfortunately anticipate that not all questions will be asked and answered at the Annual Meeting.

The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

(1)	Election of four members to the Board of Directors.

(2)	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)	Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 16, 2021 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 16, 2022

This Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Company’s Annual Report for the fiscal year ended September 30, 2021 may be viewed and printed from the Company’s website at proxy.dailyjournal.com.

By Order of the Board of Directors Michelle Stephens Secretary

December 29, 2021

___________________

IMPORTANT

SHAREHOLDERS ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

DAILY JOURNAL CORPORATION

915 E. 1st Street

Los Angeles, California 90012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

February 16, 2022

Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held virtually on February 16, 2022 at 10:00 a.m. Pacific Time and at any adjournment thereof. Due to the COVID-19 pandemic, we will not have an audience at the meeting. Instead, Yahoo will stream the event worldwide. You should visit their website at www.YahooFinance.com  on the day of the meeting. Our shareholders should send their questions to Becky Quick, a journalist at Yahoo Finance, who will then submit questions to the Board or Baker Tilly US, LLP, as appropriate. Please send questions by February 14, 2022 at 5:00 p.m. Pacific Time to the following email address: DailyJournalQuestions@CNBC.com. Given time constraints, we unfortunately anticipate that not all questions will be asked and answered at the Annual Meeting.

Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted (1) for the election of the four nominees named in this Proxy Statement to the Board of Directors and (2) to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the current fiscal year. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

Each shareholder has the right to revoke such shareholder’s proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 915 E.1st Street, Los Angeles, California 90012, a written revocation or a properly executed proxy bearing a later date.

The Company will bear the cost it contracts for in the solicitation of proxies. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, fax or e-mail by officers, directors and other employees of the Company (none of whom will receive additional compensation therefor). The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

The close of business on December 16, 2021 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The only voting securities of the Company are the 1,380,746 shares of Common Stock outstanding as of the record date. A majority of the Company’s outstanding shares of Common Stock as of the record date must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about December 29, 2021.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Bylaws of the Company permit from three to seven members on the Board of Directors. Presently, four directors serve on the Board. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

The independent members of the Board of Directors have nominated for election to the Board of Directors the four nominees listed below. Shareholders have cumulative voting rights in the election of directors. This means that each shareholder has the right to cast a number of votes equal to such shareholder’s number of shares of Common Stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees. The right to vote cumulatively is dependent on a shareholder’s giving notice of such shareholder’s intention to cumulate votes to an officer of the Company in writing 48 hours before the meeting commences. Once such notice is given, all other shareholders entitled to vote will be without further notice entitled to cumulate their votes. Unless otherwise instructed, the persons named in the accompanying form of Proxy will vote the proxies for the nominees listed below, reserving the right, however, to cumulate such votes and to distribute them among the nominees at their discretion.

Because this is an “uncontested” election in which there are four nominees for four seats on the Board of Directors, a director nominee shall be elected to the Board of Directors if the votes cast in favor of his or her election exceed the votes cast against his or her election. Abstentions are not counted as votes cast. Broker non-votes (which occur when a broker or nominee does not receive voting instructions from the beneficial owner and does not have discretion under applicable rules to direct the voting of the shares, such as in the election of directors) will not affect the outcome.

The Board of Directors of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by the Company’s independent directors.

The Company is headquartered in Los Angeles, California, and is therefore subject to California laws governing the composition of the boards of directors of public companies. By the end of 2021, as a company with four directors, the Company is required by California law to have at least one woman director and at least one director from an “underrepresented community”. The Company believes the current Board of Directors (and the slate of director nominees listed below) complies with these California legal requirements regarding board composition.

Director Nominees

Below is certain information as of December 23, 2021 about each nominee for election to the four seats on the Company’s Board of Directors:

Name	Age	Principal Occupation Last Five Years

Charles T. Munger	97	Charles T. Munger is Chairman of the Board and a director of the Company and also serves as Vice Chairman and a director of Berkshire Hathaway Inc., a holding company with interests in, among other things, insurance companies, corporations engaged in the retail sale of consumer goods, and various manufacturers. Mr. Munger is also a director of COSTCO Wholesale Corporation, a discount merchant.

Qualifications and Skills:		The Company benefits from Mr. Munger’s leadership for numerous reasons, not the least of which are his experience and abilities as a successful investor, and his focus on creating long-term growth in shareholder value.

Name	Age	Principal Occupation Last Five Years

Mary Conlin	57

Ms. Conlin joined the Board of Directors in May 2019. Ms. Conlin is retired. She was the former Director and Head of Marketing & Corporate Communications for Pixar Animation Studios. Prior to Pixar, Ms. Conlin worked at Warner Bros. Pictures as Director of International Distribution and Director of Worldwide Promotions for the theatrical division. She started her career in advertising at Young & Rubicam.  Ms. Conlin is a director of The Beachbody Company, Inc., a fitness and media company.

		Qualifications and Skills: Ms. Conlin graduated from Harvard Business School, and has decades of experience in advertising, marketing and promotions. She adds a valuable perspective that benefits both the Company’s traditional publishing business and its case management software business.

John B. Frank	65	Mr. Frank has been Vice Chairman since 2014, and Director since 2001, of Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment company with expertise in credit strategies. He is one of four members of Oaktree Capital’s Executive Committee and was previously the firm’s principal executive officer. He also serves on the Boards of two Oaktree affiliates, Oaktree Specialty Lending and Oaktree Acquisition Corp. II. Mr. Frank was Oaktree Capital’s Managing Principal from 2005 until 2014, having joined Oaktree Capital in 2001 as General Counsel. Prior to that he served as a Partner of the law firm of Munger, Tolles & Olson LLP, where his practice focused on mergers and acquisitions and general corporate counseling. Mr. Frank is also a director and member of the Audit Committee of Chevron Corporation, one of the world’s leading integrated energy companies. Mr. Frank is a Trustee and Board Chair of Wesleyan University, and a trustee of the XPRIZE Foundation and the James Irvine Foundation.

		Qualifications and Skills: Mr. Frank has extensive experience with business leadership, operations and finance, having served for over 20 years as a senior executive of Oaktree Capital, a global investment management company conducting business worldwide from 19 offices around the globe. His work at Oaktree Capital has included two decades of experience with government officials regarding regulatory and public policy issues. While a partner of Munger, Tolles & Olson LLP, Mr. Frank had extensive experience with mergers and acquisitions and strategic, finance and corporate governance issues.

Maryjoe Rodriguez	38

Ms. Rodriguez has been employed by the Company since September 2007 and joined the Board of Directors in December 2021.  Ms. Rodriguez was the Assistant to the President and has served as the Vice President of the Company’s subsidiary, Journal Technologies, Inc., since October 2018 and Chief Operating Officer since October 2019.  She works with Journal Technologies’ other senior managers on bids, contracts, escalated issues, personnel matters and special projects.

		Qualifications and Skills: Having grown up with the Company, Ms. Rodriguez has deep comprehension and knowledge of both the Company’s publishing business and its software business, with a recent focus on Journal Technologies. Her accumulated work experience and managerial skills are of great value in helping the Board of Directors understand the Company’s business operations.

Proxies given without instructions will be voted FOR the nominees listed above.

The Company’s only executive officer, Gerald Salzman, is not standing for election to the Board of Directors, but he continues to serve as the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary. Also, one of the Company’s current directors, Peter D. Kaufman, is not standing for election. Certain information about Messrs. Salzman and Kaufman as of December 23, 2021 is set forth below:

Gerald L. Salzman	82	Gerald L. Salzman served on the Company’s Board of Directors from 1986 until December 2021. He acts as the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary.

		Qualifications and Skills: Mr. Salzman offers the Company a unique broad range of skills, which together are invaluable. Few individuals would be capable of serving as the principal executive officer, principal financial officer and principal accounting officer of a public corporation. Having served the Company for more than 30 years, Mr. Salzman has a deep understanding of the Company’s businesses and their evolution over time.

Peter D. Kaufman	67	Peter D. Kaufman joined the Board of Directors in 2006. Mr. Kaufman is Chairman and Chief Executive Officer of Glenair, Inc., a privately- held manufacturer of electrical and fiber optic components and assemblies for the aerospace industry. He has served in various capacities at that company since 1977.

		Qualifications and Skills: Mr. Kaufman has many years of practical experience as a chief executive officer, and he specializes in fostering a business culture that motivates and retains exceptional employees. His background in accounting also makes him a valuable member of the Company’s audit committee.

CORPORATE GOVERNANCE

The Board of Directors has determined that each of Messrs. Munger, and Kaufman and Ms. Conlin is “independent” in accordance with NASDAQ Listing Rule 5605(a)(2). Accordingly, a majority of the members of the Board of Directors are independent, as required by NASDAQ Listing Rule 5605(b)(1). The Board of Directors has also determined that Mr. Frank will qualify as independent.

The Board of Directors has two standing committees: the audit committee and the compensation committee. The audit committee consists of Messrs. Munger and Kaufman and Ms. Conlin. The compensation committee consists of Mr. Kaufman and Ms. Conlin. During the fiscal year ended September 30, 2021, the Board of Directors held two meetings. The audit committee held two meetings, and the compensation committee held no meetings during the fiscal year. Each incumbent director attended all such meetings. The Company does not require its directors to attend the Annual Meetings of Shareholders. Due to the COVID-19 pandemic, the 2021 Annual Meeting of Shareholders was held virtually with no audience, but the Company believes each of the then-serving directors participated in the virtual meeting.

Audit Committee

The audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company’s accounting policies, internal controls, and financial reporting practices. The audit committee operates in accordance with a written charter that is not available on the Company’s website but that was attached as Appendix A to the proxy statement for the 2021 Annual Meeting of Shareholders. The Board of Directors has determined that Mr. Kaufman is, and that Mr. Frank will be, an “audit committee financial expert,” as that term is used in Item 407 of Regulation S-K promulgated under the Exchange Act. The Board of Directors believes that each of Messrs. Munger, Kaufman and Frank and Ms. Conlin are independent under NASDAQ Listing Rule 5605(a)(2), meets the criteria for independence set forth in Rule 10A-3 under the Exchange Act and satisfies the other audit committee membership requirements specified in NASDAQ Listing Rule 5605(c)(2)(A).

Compensation Committee

The compensation committee is responsible for determining the compensation of the Company’s Chief Executive Officer and all of its other executive officers, if any. As required by NASDAQ Listing Rules, the compensation committee operates under a written charter that is not available on the Company’s website but that was attached as Appendix B to the proxy statement for the 2021 Annual Meeting of Shareholders. The Company’s only executive officer, Gerald L. Salzman, does not determine or recommend the amount or form of his compensation or of any director’s compensation. The compensation committee relies on its own good judgment in carrying out its duties and does not waste shareholder money on compensation consultants. The compensation committee may form and delegate authority to subcommittees as it deems appropriate.

Nominations

There is no standing nominating committee, but the Company’s independent directors other than Mr. Munger are responsible for selecting nominees for election to the Board of Directors. The Company believes that this group of independent directors is able to fully consider and select appropriate nominees for election to the Board without operating as a formal committee or pursuant to a written charter. For this same reason, the Company does not have a formal policy by which its shareholders may recommend director candidates, but candidates recommended by shareholders will certainly be considered. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board must meet the independence requirements of NASDAQ Listing Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else, although the independent directors nominating the slate may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. All relevant qualifications, as well as the needs of the Company in terms of compliance with NASDAQ listing standards, Securities and Exchange Commission rules and California law, will be considered.

Board Leadership Structure and Role in Risk Oversight

Separate individuals currently hold the positions of Chairman and Chief Executive Officer, and Mr. Munger, who serves as Chairman, is not an employee. As Chairman, Mr. Munger leads the Board of Directors and coordinates the Board’s activities, including the setting of relevant agenda items for Board meetings (in consultation with Mr. Salzman, the Chief Executive Officer). The Company believes this structure provides an appropriate allocation of leadership responsibilities and an effective way for the Board to carry out its obligations on behalf of shareholders.

The full Board of Directors is responsible for managing the material risks facing the Company. Certain oversight responsibilities that touch on the risks facing the Company have been delegated to the audit committee and compensation committee in the ordinary course, but Mr. Salzman reports to the full Board, and the full Board participates in the discussion and management of any material risks. As described later in this Proxy Statement, the Company has designed its executive compensation program to align the interests of Mr. Salzman with those of the shareholders, and the Company does not believe that its executive compensation arrangements, plans, programs and policies are likely to pose a material risk or otherwise have a material adverse effect on the Company.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all directors, officers and employees of the Company. The Code of Ethics was attached as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020.

Related Person Transactions

The Company utilizes the software services of Jon Darin Salzman, the son of the Company's Chief Executive Officer, Gerald L. Salzman.  In fiscal 2021, Jon Darin was paid approximately $125,000, and his aggregate compensation is expected to be at approximately the same level for fiscal 2022.

Ms. Rodriguez is an employee of the Company.  She was paid a salary, bonus and incentive compensation amount totaling $465,000 in fiscal 2021.  She also received an incentive compensation grant of units entitling her to receive .83% of the Company’s earnings for the current and the next nine years under the Management Incentive Plan in fiscal 2021, bringing her aggregate grant to 2.21% of the Company’s income before taxes and certain other items on a consolidated basis.  Her aggregate compensation and unit grant amount are expected to be at approximately the same level for fiscal 2022. Ms. Rodriguez does not receive additional compensation for her service on the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid by the Company during the last two fiscal years to Gerald L. Salzman, who is the only executive officer of the Company.

Summary Compensation Table

Annual Executive Compensation in Fiscal 2020 – 2021

	Fiscal Year	Salary	Bonus	Non-Equity Incentive Plan Compensation(1)	Total
Gerald L. Salzman	2021	$250,000	$400,000	$703,000	$1,353,000
Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary	2020	250,000	400,000	452,880	1,102,880

(1)

$703,000 was paid pursuant to the Company’s Management Incentive Plan in fiscal 2021 while $452,880 was paid in the prior fiscal year. Mr. Salzman has received certificates entitling him to a designated share (8.2% in fiscal 2021 and fiscal 2020) of the Company’s income before taxes and certain other items on a consolidated basis. In fiscal 2020, Mr. Salzman received a certificate entitling him to .55% of such earnings for the current and the next nine years.

Executive Compensation Program

The compensation for Mr. Salzman consists of three elements: base salary, year-end bonus and participation in the Management Incentive Plan. Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Management Incentive Plan are aimed at providing incentives for long-term future profitability of the Company. In determining the amount and form of compensation to be paid or awarded in 2021, the Board of Directors considered the Company’s overall performance over a period of years, rather than constructing a guideline or formula based on any particular performance measured in a single year. The Board of Directors also recognized that Mr. Salzman serves in several executive capacities. Mr. Salzman has served as the Company’s chief executive officer, president, chief financial officer, chief accounting officer, treasurer and assistant secretary.

Mr. Salzman’s base salary remained $250,000, or the same as the amounts paid in each fiscal year since 1992. Mr. Salzman’s bonus in each of fiscal 2021 and 2020 was $400,000.  The non-equity incentive plan compensation column in the Summary Compensation Table above reflects a supplemental compensation payout of $703,000 in fiscal 2021 and $452,880 in fiscal 2020 to Mr. Salzman under the Management Incentive Plan based on the Company’s earnings before taxes, workers’ compensation expenses, supplemental compensation expenses, realized and unrealized gains or losses on investments and any non-business operating expenses associated with the Board matters.

The Company has no stock option plans, retirement plans, deferred compensation plans or traditional perquisites (other than health, dental, vision and life insurance policies, which are offered to all full-time employees). It instead maintains the Management Incentive Plan, which is designed to link compensation to the performance of the Company by granting to Mr. Salzman and other participants a percentage of income before taxes and certain other items in the current year and each of the next nine years subsequent to the grant, provided they continue working for the Company or are retired (and not competing with any of the Company’s businesses) and have worked for the Company until age 65. If a participant dies while any of his or her certificates remain outstanding, future payments under those certificates will be made to the deceased participant’s beneficiaries. As of September 30, 2021, the Management Incentive Plan had three different kinds of certificates entitling participants to a share of the Company’s earnings related to their core responsibilities. Participants who work in the Company’s traditional publishing business were eligible to receive “Daily Journal Non-Consolidated Certificates,” while those working for Journal Technologies, Inc. were eligible to receive “Journal Technologies Certificates.” Mr. Salzman and other participants with responsibilities for the entire business were eligible to receive “Daily Journal Consolidated Certificates”.

The Board of Directors believes the Management Incentive Plan is preferable to a conventional stock option plan. As a mechanism for compensation, a stock option plan is capricious, as individuals awarded options in a particular year would ultimately receive too much or too little compensation for reasons unrelated to their performance. Such variations could cause undesirable effects, as participants receive different results for options awarded in different years. In addition, a conventional stock option plan would fail to properly weigh the disadvantage to shareholders through dilution. The Management Incentive Plan was implemented in combination with repurchases of the Company’s stock to reduce the dilution to earnings per share caused by grants under the Management Incentive Plan. At September 30, 2021, 89,500 units for Daily Journal Non-Consolidated Certificates, 370,000 units for Journal Technologies Certificates and 221,000 units for Daily Journal Consolidated Certificates were outstanding under the Management Incentive Plan, while 424,307 shares of the Company’s common stock have been repurchased since the commencement of the Management Incentive Plan.

Certificates awarded to Mr. Salzman in earlier years of the Management Incentive Plan began to expire after fiscal 1999, and those certificates expiring in fiscal 2021 were for .55% of the pre-tax earnings of the Company after the last payout in fiscal 2021. The Board of Directors has determined that it will not replace the expired certificates or grant new ones to Mr. Salzman in fiscal 2022, as the Company looks forward to compensating its next generation of leadership. Accordingly, Mr. Salzman’s interest in the Company’s pre-tax earnings will decline to 7.6% in fiscal 2022 as compared to 8.2% in fiscal 2021. Additional units for .55% of pre-tax earnings will expire after a final payout at the end of fiscal 2022, and the Board of Directors does not expect to replace those either.

Mr. Salzman does not have an employment contract with the Company, nor is he otherwise entitled to any sort of special payment in connection with his termination or a change in control of the Company.

Compensation of Directors

Messrs. Munger and any directors who are Company employees do not receive compensation for their service on the Board of Directors. Non-employee directors receive a yearly stipend of $5,000, which is pro-rated for any partial year of service.

The Company reimburses directors for travel and other expenses incident to service, but it provides no other compensation or perquisites. Non-employee director compensation for fiscal 2021 is summarized in the following table:

Fiscal 2021 Non-Employee Director Compensation

Name	Fees earned or paid in cash	All other compensation	Total
Charles T. Munger	$0	$0	$0
Peter D. Kaufman	5,000	0	5,000
Gary D. Wilcox (resigned in Feb. 2021)	2,100	0	2,100
Mary Conlin	5,000	0	5,000

AUDIT COMMITTEE REPORT

The Company’s audit committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission, and by the Company’s audit committee charter. The audit committee has received written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on this review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year. Submitted by the members of the audit committee who participated in the recommendation:

Charles T. Munger Peter D. Kaufman Mary Conlin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 23, 2021 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each director and nominee for director, and the holdings of all directors and executive officers as a group. Each person has sole investment and voting power, except where indicated otherwise.

	Amount Beneficially Owned		Percent of Class
Beneficial Owner

RWWM Inc.	249,493	(1)	18.1
Peter D. Kaufman	131,297	(2)	9.5
BlackRock, Inc.	76,765	(3)	5.6
Charles T. Munger	50,000		3.6
Mary Conlin	100		-
John Frank	None		-
Gerald Salzman	None		-
Maryjoe Rodriguez	None		-
All directors and executive officers
as a group (sixpersons)	181,397		13.1

(1)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2021, RWWM Inc. d/b/a Roseman Wagner Wealth Management, RWWM Inc. 401K Profit Sharing Plan, Roseman Wagner Partners, L.P., The Scott and Tara Roseman Foundation, Scott P. Roseman and Aaron J. Wagner may be deemed to be the beneficial owners of 249,493 shares in the aggregate. According to the Schedule 13G/A, the address of each reporting person is 4970 Rocklin Road, Suite 200, Rocklin, California 95677.

(2)

According to a Schedule 13D filed with the Securities and Exchange Commission on December 18, 2020, Peter D. Kaufman may be deemed to be the beneficial owner of 131,297 shares in his role as trustee of certain trusts that hold shares of Company Common Stock. According to the Schedule 13D, Mr. Kaufman’s address is 1211 Air Way, Glendale, California 91201.

(3)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2021, BlackRock, Inc. may be deemed to the beneficial owner of 76,765 shares. According to the Schedule 13G, the address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The audit committee of the Board of Directors has selected Baker Tilly US, LLP (“Baker Tilly”) to serve as the Company’s independent registered public accounting firm for fiscal 2022. A representative of Baker Tilly is expected to be present at the Annual Meeting to make such statements as Baker Tilly may desire and to answer appropriate questions from shareholders.

Ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstentions have no effect on the outcome. Brokers and other nominees have the discretion under applicable rules to vote on the ratification of Baker Tilly when they have not received voting instructions from the beneficial owner on a timely basis.

If Baker Tilly’s appointment is not ratified, the audit committee will reconsider whether to retain Baker Tilly, but still may retain the firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment of the Company’s independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest.

Proxies given without instructions will be voted FOR ratification of Baker Tilly as the Company’s independent accountants.

OTHER MATTERS REGARDING

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Baker Tilly billed aggregate fees of approximately $245,000 for professional services rendered for audits of the Company’s fiscal 2021 financial statements, and for the three quarterly reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2020. Baker Tilly and Squar Milner (which merged into Baker Tilly) billed aggregate fees of approximately $240,000 for the same services in fiscal 2020.

Audit-Related Fees

“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees billed by Baker Tilly or Squar Milner in fiscal 2021 and 2020.

Tax Fees

There were no fees billed by Baker Tilly or Squar Milner in either fiscal 2021 or 2020 for tax compliance, tax advice or tax planning. The Company’s tax services are performed by a separate outside accounting firm.

All Other Fees

The “audit fees” mentioned above are the only fees billed by Baker Tilly and Squar Milner in fiscal 2021 and 2020.

Pre-Approval Policy

Pursuant to the rules and regulations of the Securities and Exchange Commission, before the Company’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to a pre-approval policy. The audit committee has adopted a pre-approval policy, and it was attached as Appendix C to the proxy statement for the 2021 Annual Meeting of Shareholders.

The policy requires the audit committee to specifically pre-approve each service that the Company’s independent auditor provides to the Company (including audit services, tax services and other services), with the exception of certain audit-related services that do not impair the firm’s independence. Generally, pre-approval under the policy is provided for a period of 12 months and relates to a particular category or group of services. Pre-approval fee levels for all services are also established periodically by the audit committee. To ensure prompt handling of unexpected matters, the chair of the audit committee has been delegated authority under the policy to amend or modify any pre-approved non-audit services and fees, with any such action to be reported to the full committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally. The policy also contains a list of non-audit services which the Company’s independent auditor is prohibited from providing if the results of those services would be subject to audit procedures during the audit of the Company’s financial statements.

The audit committee pre-approved all services provided by Baker Tilly during fiscal 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and its executive officer and all persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The directors, executive officer and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that during fiscal 2021 all filing requirements were timely satisfied.

OTHER MATTERS

Other Business

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Cost of Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. The Company may reimburse persons holding shares in their names as custodians, nominees, or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares.

Proposals of Security Holders

It is expected that the Company’s 2023 Annual Meeting will be held on or about February 15, 2023. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before August 31, 2022. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Shareholders intending to present proposals from the floor of the 2023 Annual Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, must notify the Company of such intentions before November 14, 2022. After such date, the Company’s proxy in connection with the 2023 Annual Meeting will confer discretionary authority on the Board to vote on any such proposals.

Annual Report to Shareholders

Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 2021.

Additional Information

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 16, 2021. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Mr. Gerald L. Salzman, Daily Journal Corporation, 915 E. 1st Street, Los Angeles, California 90012.

By Order of the Board of Directors Michelle Stephens Secretary

DATED: December 29, 2021

PROXY

DAILY JOURNAL CORPORATION

The undersigned hereby appoints Charles T. Munger and Gerald L. Salzman as proxyholders, each with the power to appoint his substitute; hereby authorizes them or any of them to represent and vote as designated below all the shares of common stock of Daily Journal Corporation held of record by the undersigned on December 16, 2021 at the Annual Meeting of Shareholders to be held on February 16, 2022 or any adjournment thereof; and hereby acknowledges receipt of the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement.

1.	Election of four Directors

Charles T. Munger	☐ FOR	☐ AGAINST	☐ ABSTAIN
Mary Conlin	☐ FOR	☐ AGAINST	☐ ABSTAIN
John B. Frank	☐ FOR	☐ AGAINST	☐ ABSTAIN
Maryjoe Rodriguez	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal 2022

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

(Please sign and date the Proxy on the reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of each director and FOR proposal 2. Unless otherwise specified, if cumulative voting is requested in any election of directors, the proxyholders or their substitute may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among the nominees at the discretion of such proxyholders.

This Proxy is solicited on behalf of the Board of Directors of Daily Journal Corporation.

Dated: ______________________________________

Signature: ___________________________________

Signature: ___________________________________

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.